Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amanda C. Fowler, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER
RESULTS DRIVEN BY 13.5 PERCENT SALES GROWTH

•    THV Sales Grew 67 Percent Driven by U.S. Sales of $41 Million

•    Full Year Guidance Lowered on Reduced THV Outlook

IRVINE, Calif., April 24, 2012 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended March 31, 2012 of $65.1 million, or $0.55 per diluted share, compared to net income of $63.9 million, or $0.53 per diluted share, for the same period in 2011.  First quarter diluted earnings per share increased 3.8 percent over last year.  Excluding the special item detailed in the reconciliation table below, first quarter diluted earnings per share were $0.53, unchanged from the prior year quarter.

First quarter net sales increased 13.5 percent to $459.2 million compared to the same period last year.  Underlying(1) sales growth was 13.4 percent.

“This quarter was highlighted by an impressive first full quarter of SAPIEN commercialization in the U.S.  Maintaining a high level of acute procedural success in this new therapy is our first priority, and we are pleased with the high rate that has been achieved,” said Michael A. Mussallem, chairman and CEO.  “Although the near term THV sales outlook has lowered our overall 2012 expectations, we remain as optimistic as ever about the long-term growth opportunity represented by transcatheter valves.”

Sales Results

As previously announced, the company has begun reporting sales this year in three new product groups — Surgical Heart Valve Therapy, which combines surgical heart valves and cardiac surgery systems; Transcatheter Heart Valves (THV); and Critical Care, which includes vascular.

For the first quarter, the company reported Surgical Heart Valve Therapy product group sales of $203.6 million, which included $27.6 million of cardiac surgery systems sales. Sales growth was 2.7 percent over first quarter last year.  Surgical heart valve sales grew 2.2 percent over the prior year period.  Growth outside the U.S. of 6.6 percent was driven primarily by penetration of the company’s premium products in Europe and Japan.

Sales of Transcatheter Heart Valves were $121.5 million for the quarter, a 67.2 percent increase over first quarter last year.  These results were driven by the U.S. launch of SAPIEN, with sales of $41.0 million. Outside the U.S., sales growth was approximately 18 percent.

“For 2012, we are lowering the range of our projected overall THV sales by $30 million given an estimated one quarter delay in the expected approval of SAPIEN for high-risk surgical patients in the U.S., current market dynamics in Europe, and the effect of current foreign exchange rates,” Mussallem said.  “For the full year, we now expect THV sales in the range of $530 million to $600 million, and an underlying growth rate over last year that is still likely to exceed 70 percent. In the U.S., we now estimate sales of $200 million to $240 million.”

Critical Care product group sales were $134.1 million for the quarter, including vascular sales of $12.5 million. Sales of this product group were consistent with the prior year period. Critical care sales were $121.6 million with growth of 0.9 percent. Growth was driven by advanced monitoring products in Europe and the U.S., offset by a $4.3 million decline in discontinued products from the prior year period.

Domestic and international sales for the first quarter were $186.6 million and $272.6 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 72.3 percent compared to 71.1 percent in the same period last year.  This improvement was driven primarily by a more profitable product mix.

Selling, general and administrative expenses were $177.2 million for the quarter, or 38.6 percent of sales, compared to $150.3 million in the same period last year.  This increase was driven primarily by U.S. transcatheter valve launch-related investments.

Research and development expenses for the quarter grew 16.3 percent to $68.6 million, or 14.9 percent of sales.  This increase was primarily the result of additional investments in clinical studies and new product development efforts in the company’s transcatheter valve programs.

Free cash flow used during the quarter was $48.7 million, defined as cash flow used in operating activities of $30.7 million, plus capital spending of $18.0 million.  The free cash out-flow resulted primarily from $38.2 million of anticipated excess tax benefits from stock plans in 2012. For full year 2012, excluding special items, the company continues to expect free cash flow to be between $240 million and $260 million.

Total debt at March 31, 2011 was $179.4 million.  Cash and cash equivalents and short term investments were $409.5 million at the end of the quarter, resulting in net cash of $230.1 million.

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During the quarter, the company repurchased approximately 1,207,000 shares of common stock for $100.3 million.

Outlook

“As we continue to expand our U.S. introduction, nearly every day we are reminded just how impactful our SAPIEN technology is to patients suffering from severe aortic stenosis,” said Mussallem.

“At current foreign exchange rates, we now expect full year sales at the low end of our original range of $1.95 billion to $2.05 billion, which is approximately 20 percent underlying growth. Excluding special items, we now expect full year 2012 net income growth of approximately 30 percent and diluted earnings per share of $2.58 to $2.68.

“For the second quarter 2012, we project total sales of $470 million to $500 million, and diluted earnings per share, excluding special items, to be between $0.64 and $0.68,” Mussallem added.

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 392053.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, expectations for free cash flow, and the Company’s financial goals or expectations set forth in the “Outlook” section of this release.  Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct

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one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals and reimbursement levels for the SAPIEN valve and other new products; the ability of the Company to lead in the development of  the THV field; the Company’s success in developing new products and expanding its markets, creating new market opportunities for its products and avoiding manufacturing and quality issues; the availability and quality of competitive products; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets; unexpected litigation results or expense; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, net income and growth, and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, the stylized E logo, Edwards SAPIEN and SAPIEN are trademarks of Edwards Lifesciences Corporation.

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(1)  “Underlying” amounts are non-GAAP items and in this press release exclude exchange fluctuations. See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2012	2011

Net sales	$459.2	$404.5
Cost of goods sold	127.3	116.8

Gross profit	331.9	287.7

Selling, general and administrative expenses	177.2	150.3
Research and development expenses	68.6	59.0
Other expense (income), net	0.5	(6.2)

Income before provision for income taxes	85.6	84.6

Provision for income taxes	20.5	20.7

Net income	$65.1	$63.9

Earnings per share:
Basic	$0.57	$0.56
Diluted	$0.55	$0.53

Weighted-average common shares outstanding:
Basic	114.0	114.9
Diluted	118.0	120.5

Operating Statistics
As a percentage of net sales:
Gross profit	72.3%	71.1%
Selling, general and administrative expenses	38.6%	37.2%
Research and development expenses	14.9%	14.6%
Income before provision for income taxes	18.6%	20.9%
Net income	14.2%	15.8%

Effective tax rate	23.9%	24.5%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$213.3	$171.2
Short-term investments	196.2	279.3
Accounts and other receivables, net	346.7	320.7
Inventories, net	268.3	261.3
Deferred income taxes	31.6	43.9
Prepaid expenses	41.7	35.0
Other current assets	90.2	57.1
Total current assets	1,188.0	1,168.5

Long-term accounts receivable, net	21.4	24.6
Property, plant and equipment, net	308.2	304.3
Goodwill	349.8	349.8
Other intangible assets, net	65.1	66.9
Investments in unconsolidated affiliates	21.9	21.8
Deferred income taxes	24.0	20.0
Other assets	25.8	24.6

Total assets	$2,004.2	$1,980.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$265.2	$335.2

Long-term debt	179.4	150.4
Other long-term liabilities	169.3	157.0

Stockholders’ equity
Common stock	121.1	120.0
Additional paid-in capital	363.3	300.5
Retained earnings	1,425.8	1,360.7
Accumulated other comprehensive loss	(24.6)	(37.5)
Treasury stock, at cost	(495.3)	(405.8)
Total stockholders’ equity	1,390.3	1,337.9

Total liabilities and stockholders’ equity	$2,004.2	$1,980.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and newly acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Guidance for sales and sales growth rates is provided on an “underlying basis”, and projections for diluted earnings per share, gross profit margin, selling, general and administrative expenses (“SG&A”), research and development expenses (“R&D”), effective tax rate, net income and growth is also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. The Company is not able to provide a reconciliation of projected earnings per share, gross profit margin, SG&A, R&D, effective tax rate, net income and growth guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Provision for Income Taxes - During the first quarter of 2012, the Company recorded a $2.3 million tax benefit due to the remeasurement of its uncertain tax positions. Given the magnitude and unusual nature of the tax event relative to the periods presented, it has been excluded from non-GAAP net income and earnings per share.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended
GAAP TO NON-GAAP NET INCOME TABLE	March 31,
(in millions, except per share data)	2012	2011

GAAP net income	$65.1	$63.9

Reconciling item:

Provision for income taxes
Remeasurement of uncertain tax position reserve (A)	(2.3)	—

Non-GAAP net income	$62.8	$63.9

GAAP TO NON-GAAP EARNINGS PER SHARE TABLE

GAAP earnings per share	$0.55	$0.53

Reconciling item:

Provision for income taxes
Remeasurement of uncertain tax position reserve (A)	(0.02)	—

Non-GAAP earnings per share	$0.53	$0.53

Note: Numbers may not calculate due to rounding.

(A)  See description of “Provision for Income Taxes” on the previous page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

	Three Months Ended
	March 31, 2012

GAAP Tax Rate	23.9%

Reconciling item: (A)

Provision for income taxes
Remeasurement of uncertain tax position reserve (A)	2.7	pts

Non-GAAP Tax Rate	26.6%

(A)  See description of “Provision for Income Taxes” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

($ in millions)

					2011 Adjusted
Sales by Product Line (QTD)	1Q 2012	1Q 2011	Change	GAAP Growth Rate*	FX Impact	1Q 2011 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valves	$176.0	$172.2	$3.8	2.2%	$0.5	$172.7	1.9%
Cardiac Surgery Systems	27.6	26.1	1.5	5.5%	0.1	26.2	5.4%
Total Surgical Heart Valve Therapy	203.6	198.3	5.3	2.7%	0.6	198.9	2.4%
Transcatheter Heart Valves	121.5	72.7	48.8	67.2%	(1.1)	71.6	69.6%
Critical Care	121.6	120.6	1.0	0.9%	1.1	121.7	0.0%
Vascular	12.5	12.9	(0.4)	(3.3)%	0.1	13.0	(3.7)%
Total Critical Care	134.1	133.5	0.6	0.5%	1.2	134.7	(0.4)%
Total Sales	$459.2	$404.5	$54.7	13.5%	$0.7	$405.2	13.4%

Sales by Region (QTD)	1Q 2012	1Q 2011	Change	GAAP Growth Rate*
United States	$186.6	$149.1	$37.5	25.2%
Europe	148.8	139.5	9.3	6.6%
Japan	70.8	69.3	1.5	2.3%
Rest of World	53.0	46.6	6.4	13.6%
International	272.6	255.4	17.2	6.7%
Total	$459.2	$404.5	$54.7	13.5%

* Numbers may not calculate due to rounding.